UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2015 (February 4, 2015)

Lightstone Value Plus Real Estate Investment Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54047	83-0511223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 4, 2015, Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) filed a Current Report on Form 8-K to disclose that  the board of directors (the “Board of Directors”) of Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) provided approval for the Company to form a joint venture (the “Joint Venture”) with Lightstone Value Plus Real Estate Investment Trust, Inc. (“Lightstone I”), a real estate investment trust also sponsored by the Company’s sponsor, The Lightstone Group, and for the Joint Venture to acquire Lightstone I’s membership interest in 11 limited service hotels (the “LVP REIT Hotels”) for approximately $122.4 million, plus closing and other third party transaction costs, contingent upon lender approval. As of December 31, 2014, the 11 limited service hotels were encumbered by approximately $67.2 million in debt. The purchase price was determined based on independent third-party appraisals.

The Current Report on Form 8-K filed on February 4, 2015 was filed without the requisite financial information regarding the LVP REIT Hotels. Accordingly, we are filing this Amendment to the Current Report on Form 8-K to include such information.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Acquired Business. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

LVP REIT Hotels

Combined Financial Statements

Report of Independent Registered Public Accounting Firm

Combined Balance Sheets as of December 31, 2014 and 2013

Combined Statements of Operations for the years ended December 31, 2014 and 2013

Combined Statements of Members’ Equity for the years ended December 31, 2014 and 2013

Combined Statements of Cash Flows for the years ended December 31, 2014 and 2013

Notes to Combined Financial Statements

(b)	Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is furnished herewith and incorporated herein by reference.

Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2014

Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

Date: April 16, 2015	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer

LVP REIT HOTELS

Report of Independent Registered Public Accounting Firm

To the Members LVP REIT Hotels

We have audited the accompanying combined balance sheets of LVP REIT Hotels as of December 31, 2014 and 2013 and the related combined statements of operations, members’ equity and cash flows for each of the years in the two-year period ended December 31, 2014. The financial statements are the responsibility of LVP REIT Hotels’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. LVP REIT Hotels is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of LVP REIT Hotels’ internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of LVP REIT Hotels as of December 31, 2014 and 2013 and the combined results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

On January 29, 2015, the LVP REIT Hotels entered into an agreement to dispose of all of its assets. Refer to Note 8 to the combined financial statements.

/s/ EisnerAmper LLP

Iselin, New Jersey

April 16, 2015

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LVP REIT HOTELS

COMBINED BALANCE SHEETS

(Amounts in thousands)

	As of December 31, 2014	As of December 31, 2013

ASSETS
Real estate, net	$105,610	$107,372
Cash	9,796	8,922
Accounts receivable	1,048	643
Prepaid expenses and other assets	1,588	2,070
Due from member	-	2,452
Restricted escrows	3,071	4,260

Total assets	$121,113	$125,719

LIABILITIES AND MEMBERS' EQUITY

Mortgages payable	$67,156	$69,961
Accounts payable and other accrued expenses	2,979	2,685

Total liabilities	70,135	72,646

Commitments and contingencies (See Note 7)

Members' equity	50,365	52,076

Noncontrolling interests	613	997

Total members' equity	50,978	53,073

Total liabilities and members' equity	$121,113	$125,719

See accompanying notes to combined financial statements.

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LVP REIT HOTELS

COMBINED STATEMENTS OF OPERATIONS

(Amounts in thousands)

	For the Years Ended December 31,
	2014	2013

Revenues:
Rental income	$34,727	$23,113
Other service income	1,481	925
Total revenues	36,208	24,038
Expenses:
Property operating expenses	23,080	15,482
Real estate taxes	1,602	1,191
Impairment loss on long-lived assets	4,456	-
General and administrative costs	391	3,829
Depreciation and amortization	4,213	2,496
Total operating expenses	33,742	22,998
Operating income	2,466	1,040
Interest expense	(3,915)	(1,927)
Other income/(expense), net	42	(46)
Net loss	(1,407)	(933)

Less: net loss attributable to noncontrolling interests	428	71
Net loss attributable to members	(979)	(862)

See accompanying notes to combined financial statements.

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LVP REIT HOTELS

COMBINED STATEMENTS OF MEMBERS’ EQUITY

(Amounts in thousands)

	Members' equity	Noncontrolling Interests	Total Members' Equity

BALANCE, December 31, 2012	35,970	-	35,970
Net loss	(862)	(71)	(933)
Distributions paid to members	(33,810)	-	(33,810)
Distributions paid to noncontrolling interests	-	(285)	(285)
Contributions received from members	50,778	-	50,778
Contributions received from noncontrolling interests	-	1,353	1,353
BALANCE, December 31, 2013	52,076	997	53,073
Net loss	(979)	(428)	(1,407)
Distributions paid to members	(7,369)	-	(7,369)
Distributions paid to noncontrolling interests	-	(94)	(94)
Contributions received from members	6,637	-	6,637
Contributions received from noncontrolling interests	-	138	138
BALANCE, December 31, 2014	50,365	613	50,978

See accompanying notes to combined financial statements.

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LVP REIT HOTELS

COMBINED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	For the Years Ended December 31,
	2014	2013

Cash flows from operating activities
Net loss	$(1,407)	$(933)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,213	2,496
Impairment on long-lived assets	4,456	-
Other non-cash adjustments	433	269
Changes in operating assets and liabilities:
Increase in accounts receivable	(459)	(324)
Decrease/(increase) in prepaid expenses and other assets	132	(954)
(Decrease)/increase in due to Sponsor	(636)	638
Increase in accounts payable and other accrued expenses	247	2,219

Net cash provided by operating activities	6,979	3,411

Cash flows from investing activities
Purchase of investment property, net	(6,886)	(75,817)
Advances to members, net	3,090	(3,090)
Release/(funding) of restricted escrows	1,189	(3,329)

Net cash used in investing activities	(2,607)	(82,236)

Cash flows from financing activities
Proceeds from mortgage financing	-	70,197
Mortgage payments	(2,805)	(236)
Payment of loan fees and expenses	(5)	(1,277)
Contributions received from noncontrolling interests	138	1,353
Distributions paid to noncontrolling interests	(94)	(285)
Contributions received from members	6,637	50,778
Distributions paid to members	(7,369)	(33,810)

Net cash (used in)/provided by financing activities	(3,498)	86,720

Net increase in cash	874	7,895
Cash at beginning of year	8,922	1,027

Cash at end of year	$9,796	$8,922

Supplemental Cash Flow Information
Cash paid for interest	$1,284	$636

See accompanying notes to combined financial statements.

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LVP REIT HOTELS

Notes to Combined Financial Statements

(Amounts in thousands, except where indicated in millions)

1.	Background and Organization

Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Lightstone REIT”) is a Maryland corporation which has qualified as a real estate investment trust for U.S. federal income tax purposes. Lightstone REIT was formed primarily for the purpose of engaging in the business of investing in and owning commercial and residential real estate properties located principally in North America.

The combined financial statements consist of the following entities that are either majority or wholly owned subsidiaries of Lightstone REIT, and their respective wholly owned hotel property, which are collectively referred to as LVP REIT Hotels:

•	LVP WVTC Holdings LLC and subsidiaries - a 151-room limited service hotel which operates as a Courtyard by Marriott (the “Courtyard – Parsippany”) located in Parsippany, New Jersey (wholly owned by the Lightstone REIT since July 30, 2012)
•	LVP CY Willoughby Holdings LLC and subsidiaries - a 90-room limited service hotel which operates as a Courtyard by Marriott (the “Courtyard - Willoughby”) located in Willoughby, Ohio (wholly owned by the Lightstone REIT since December 3, 2012)
•	LVP FFI Des Moines Holdings LLC and subsidiaries - a 102-room limited service hotel which operates as a Fairfield Inn & Suites by Marriott (the “Fairfield Inn – Des Moines”) located in West Des Moines, Iowa (wholly owned by the Lightstone REIT since December 3, 2012)
•	LVP SHS Des Moines Holdings LLC and subsidiaries - a 97-suite limited service hotel which operates as a SpringHill Suites by Marriott (the “SpringHill Suites - Des Moines”) located in West Des Moines, Iowa (wholly owned by the Lightstone REIT since December 3, 2012)
•	LVP HI Auburn Holdings LLC and subsidiaries - a 82-room, Holiday Inn Express Hotel & Suites (the “Holiday Inn Express - Auburn”) located in Auburn, Alabama (wholly owned by the Lightstone REIT since January 18, 2013)
•	LVP CY Baton Rouge Holdings LLC and subsidiaries - a 121-room limited service hotel which operates as a Courtyard by Marriott (the “Courtyard - Baton Rouge”) located in Baton Rouge, Louisiana (90% owned by the Lightstone REIT since May 16, 2013)
•	LVP RI Baton Rouge Holdings LLC and subsidiaries - a 108-room limited service hotel which operates as a Residence Inn by Marriott (the “Residence Inn - Baton Rouge”) located in Baton Rouge, Louisiana (90% owned by the Lightstone REIT since May 16, 2013)
•	LVP Rogers Holdings LLC and subsidiaries - a 130-room select service hotel which operates as a Starwood Hotel Group Aloft Hotel (the “Aloft – Rogers”) located in Rogers, Arkansas (wholly owned by the Lightstone REIT since June 18, 2013)

•	LVP FFI Jonesboro Holdings LLC and subsidiaries - a 83-room limited service hotel which operates as a Fairfield Inn & Suites by Marriott (the “Fairfield Inn – Jonesboro”) located in Jonesboro, Arkansas (95% owned by the Lightstone REIT since June 18, 2013)
•	LVP HMI Miami Holdings LLC and subsidiaries - a 127-room limited service hotel which operates as a Hampton Inn (the “Hampton Inn - Miami”) located in Miami, Florida (wholly owned by the Lightstone REIT since August 30, 2013)
•	LVP HMI Fort Lauderdale Holdings LLC and subsidiaries - a 104-room limited service hotel which operates as a Hampton Inn & Suites (the “Hampton Inn & Suites - Fort Lauderdale”) located in Fort Lauderdale, Florida (wholly owned by the Lightstone REIT since August 30, 2013)

2.	Summary of Significant Accounting Policies

Basis of Presentation

The combined financial statements are prepared on the accrual basis of accounting in accordance with accounting principals generally accepted in the Untited States of America (GAAP).

Basis of Combination

The accompanying combined financial statements include the accounts of all LVP REIT Hotels as of the date wholly owned by Lightstone REIT as disclosed in Note 1, for purposes of the transaction described in Note 8, on a combined basis. All intercompany balances and transactions have been eliminated when combined.

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Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the realizability of accounts receivable, useful lives of real estate for purposes of determining depreciation expense and assessments as to whether there is impairment in the value of long-lived assets. Actual results could differ from those estimates.

Real Estate

Real estate is carried at cost less impairment losses and accumulated depreciation. Significant renovations and improvements which improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful life. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are as follows:

Hotel and improvements	39
Furniture, fixtures and equipment	7

Maintenance, minor repairs and replacements are expensed when incurred.

Management evaluates the recoverability of its investments in real estate assets at the lowest identifiable level, the individual property level. The long-lived assets of LVP REIT Hotels are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount.

As a result of the disposition of substantially all of its assets (See Note 8), LVP REIT Hotels recorded an aggregate impairment charge of $4.5 million consisting of the excess carrying value of the asset over its estimated fair value as determined by an independent appraisal. There were no previous indicators of impairment on these properties.

Cash and Restricted Escrows

LVP REIT Hotels maintain their cash and restricted escrows in bank deposit accounts, which, at times, may exceed federally insured limits.  LVP REIT Hotels have not experienced any losses in such accounts.  LVP REIT Hotels believe they are not exposed to any significant credit risk on its cash. Restricted escrows generally consists of cash reserves maintained for real estate taxes, insurance, capital expenditures and certain operating expenses.

Revenue Recognition and Accounts Receivable and Allowance for Doubtful Accounts

LVP REIT Hotels’ revenues are primarily derived from room revenue. Room revenue is recognized as room-stays occur. Other revenue (such as telephone and food/beverage sales) is recognized when services have been provided.  Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable that is estimated to be uncollectible. LVP REIT Hotels determined that no allowance for doubtful accounts was necessary as of December 31, 2014 and 2013.

Income Taxes

LVP REIT Hotels consists of numerous limited liability companies and under the existing provisions of the Internal Revenue Code, income and losses of a limited liability company flow through to its members; accordingly, no provision for income taxes has been provided for in the accompanying combined financial statements for these limited liability companies.

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The Company engages in certain activities through taxable REIT subsidiaries ("TRSs"). As such, the Company may be subject to U.S. federal and state income taxes and franchise taxes from these activities. The TRSs’ account for income taxes under the asset and liability approach for financial reporting purposes. Deferred taxes are recorded based upon the tax impact of items affecting financial reporting and tax filings in different periods. A valuation allowance is provided against net deferred tax assets when the TRS activities determine realization is not currently judged to be more likely than not.

As of December 31, 2014 and 2013, the TRS entities had no material uncertain income tax positions and the combined income tax provision was not material. As the TRS entities do not consider it likely that they will realize any future benefit from their loss carry-forwards, any deferred tax asset resulting from their tax loss carryforwards will be fully offset by a valuation allowance of the same amount. The tax years subsequent to and including 2012 remain open to examination by the major taxing jurisdictions to which the TRS entities are subject.

3.	Acquisitions

Florida Hotel Portfolio

On August 30, 2013, Lightstone REIT completed the portfolio acquisition of (i) the Hampton Inn - Miami , a 127-room limited service hotel which operates as a Hampton Inn, located in Miami, Florida, and (ii) the Hampton Inn & Suites - Fort Lauderdale , a 104-room select service hotel which operates as a Hampton Inn & Suites, located in Fort Lauderdale, Florida, and collectively the “Florida Hotel Portfolio”, from certain limited liability companies controlled by the same seller, an unrelated third party.

The aggregate purchase price paid for the Florida Hotel Portfolio was approximately $30.8 million, net of $0.2 million of working capital adjustments. Additionally, in connection with the acquisition, the advisor of Lightstone REIT received an acquisition fee equal to 2.75% of the contractual purchase price or approximately $853, which is included in general and administrative expenses in the combined statements of operations.

The acquisition of the Florida Hotel Portfolio was accounted for under the purchase method of accounting with the LVP REIT Hotels treated as the acquiring entity. Accordingly, the consideration paid by the LVP REIT Hotels to complete the acquisition of the Florida Hotel Portfolio has been allocated to the assets acquired based upon their fair values as of the date of the acquisition. There was no contingent consideration related to this acquisition. Approximately $5.4 million was allocated to land and improvements, $24.3 million was allocated to building and improvements, and $1.1 million was allocated to furniture and fixtures and other assets.

Arkansas Hotel Portfolio

On June 18, 2013, Lightstone REIT completed the portfolio acquisition of (i) a 95.0% ownership interest in the Fairfield Inn - Jonesboro, and (ii) a 100.0% ownership interest in the Aloft – Rogers, collectively, the “Arkansas Hotel Portfolio”, from certain limited liability companies controlled by the same seller, an unrelated third party.

The Arkansas Hotel Portfolio was acquired as part of a transaction in which the third party sellers sold a portfolio of four hotel properties, two of which comprise the Arkansas Hotel Portfolio, and two hotel properties acquired by Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Lightstone REIT II”), an affiliated entity.  The aggregate purchase price paid for the four properties was $29.1 million, of which $18.4 million related to the Arkansas Hotel Portfolio and such amount was determined based on an internal allocation of the purchase price which was approved by the separate boards of directors of the Lightstone REIT and the Lightstone REIT II. In real estate transactions, changes in market and economic conditions may result in upward or downward fluctuations in the estimated fair value of assets. Because of such changes, the aggregate estimated fair value of Lightstone REIT II’s hotels exceeded their allocated purchase price by approximately $1.2 million as of the date of closing. Additionally, in connection with the acquisition, the advisor of Lightstone REIT received an acquisition fee equal to 2.75% of the contractual purchase price of $18.4 million, or approximately $506, which is included in general and administrative expenses in the combined statements of operations.

8

LVP REIT Hotels established a separate TRS for both the Fairfield Inn - Jonesboro and the Aloft - Rogers, respectively, which have each entered into operating lease agreements for each respective hotel. At closing, each TRS entered into a separate management agreement with a management company for the management of the respective hotel. The management company for the Fairfield Inn - Jonesboro is controlled by the 5.0% minority owner of the hotel. Additionally, each respective TRS entered into a 20-year franchise agreement with Marriott and Starwood, pursuant to which the Fairfield Inn - Jonesboro and the Aloft - Rogers, respectively, will continue to operate as a “Fairfield Inn & Suites by Marriott” and a “Starwood Hotel Group Aloft Hotel”, respectively, commencing on June 18, 2013.

The acquisition of the Arkansas Hotel Portfolio was accounted for under the purchase method of accounting with LVP REIT Hotels treated as the acquiring entity. Accordingly, the consideration paid to complete the acquisition of the Arkansas Hotel Portfolio has been allocated to the assets acquired based upon their estimated fair values as of the date of the acquisition. There was no contingent consideration related to this acquisition. Approximately $2.9 million was allocated to land and improvements, $13.5 million was allocated to building and improvements, and $2.0 million was allocated to furniture and fixtures and other assets.

Baton Rouge Hotel Portfolio

On May 16, 2013, the LVP REIT Hotels completed the portfolio acquisition of 90.0% ownership interests in two limited service hotels with an a total of 229 rooms (the “Baton Rouge Hotel Portfolio”), which operate as Courtyard by Marriott and Residence Inn by Marriott, both in Baton Rouge, Louisiana, which we refer to as the Courtyard - Baton Rouge and the Residence Inn - Baton Rouge, from certain limited liability companies controlled by the same seller, an unrelated third party. The remaining 10.0% ownership interests were acquired by unrelated third parties.

The aggregate purchase price for the Baton Rouge Hotel Portfolio was approximately $15.6 million. Additionally, in connection with the acquisition, the advisor of Lightstone REIT received an acquisition fee equal to 2.75% of the contractual purchase price of $15.6 million, or approximately $0.4 million, which is included in general and administrative expenses in the combined statements of operations.

The acquisition of the Baton Rouge Hotel Portfolio was accounted for under the purchase method of accounting with LVP REIT Hotels treated as the acquiring entity. Accordingly, the consideration paid by LVP REIT Hotels to complete the acquisition of the Baton Rouge Hotel Portfolio has been allocated to the assets acquired based upon their fair values as of the date of the acquisition. There was no contingent consideration related to this acquisition. Approximately $4.2 million was allocated to land and improvements, $9.7 million was allocated to building and improvements, and $1.7 million was allocated to furniture and fixtures and other assets.’

Holiday Inn - Auburn

On January 18, 2013, the Lightstone REIT acquired the Holiday Inn Express – Auburn from an unrelated third party, for aggregate cash consideration of approximately $5.7 million, excluding closing and other related transaction costs. Additionally, in connection with the acquisition of the Holiday Inn Express- Auburn, the advisor of Lightstone REIT received an aggregate acquisition fee equal to 2.75% of the aggregate acquisition price, or approximately $0.2 million, which is included in general and administrative expenses in the combined statements of operations.

The acquisition of the Holiday Inn Express - Auburn was accounted for under the purchase method of accounting with LVP REIT Hotels treated as the acquiring entity. Accordingly, the consideration paid to complete the acquisition of the Holiday Inn Express - Auburn has been allocated to the assets acquired based upon their fair values as of the date of the acquisition. There was no contingent consideration related to this acquisition. Approximately $0.7 million was allocated to land, $4.2 million was allocated to building and improvements, and $0.8 million was allocated to furniture and fixtures and other assets.

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4.	Real Estate

Real estate was comprised of the following:

	As of December 31, 2014	As of December 31, 2013

Land	$19,205	$19,051
Hotel and improvements	77,896	76,834
Furniture, fixtures and equipment	14,235	9,955
Construction in progress	101	4,240

Total real estate	111,437	110,080
Less: accumulated depreciation	(5,827)	(2,708)

Real estate, net	$105,610	$107,372

Depreciation expense was $4.2 million and $2.5 million for the years ended December 31, 2014 and 2013, respectively.

As a result of the disposition of substantially all of its assets (See Note 8), LVP REIT Hotels recorded an aggregate impairment charge of $4.5 million consisting of the excess carrying value of the asset over its estimated fair value as determined by an independent appraisal. There were no previous indicators of impairment on these properties.

5.	Mortgages Payable

		Weighted Average Interest Rate as of December 31,		Amount Due at	Loan Amount as of
Property	Interest Rate	2014	Maturity Date	Maturity	December 31, 2014	December 31, 2013

Courtyard - Parsippany	Libor + 3.50%	3.66%	August 2018	7,126	7,784	7,947

Courtyard - Baton Rouge	5.56%	5.56%	May 2017	5,873	6,198	6,325

Residence Inn - Baton Rouge	5.36%	5.36%	November 2018	3,480	3,796	5,990

Promissory Note (cross-collateralized by three hotels)	4.94%	4.94%	August 2018	14,008	15,301	15,622

Revolving Credit Facility (cross-collateralized by five hotels)	Libor + 4.95%	5.17%	May 2016	34,077	34,077	34,077

Total mortgages payable		4.99%		$64,564	$67,156	$69,961

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Revolving Credit Facility

On April 18, 2013, LVP REIT Hotels entered into a $45.0 million Revolving Credit Facility with GE Capital Franchise Finance. The Revolving Credit Facility bears interest at Libor plus 4.95% (5.12% as of December 31, 2014) and provides a line of credit over the next three years, with two, one-year options to extend. Under the terms of the Revolving Credit Facility, LVP REIT Hotels may designate properties as collateral that allow LVP REIT Hotels to borrow up to a 60.0% loan-to-value ratio of the properties. The initial loan of $14.2 million under the Revolving Credit Facility was secured by the Courtyard - Willoughby, the Fairfield Inn - Des Moines and the SpringHill Suites - Des Moines. During the third quarter of 2013 LVP REIT Hotels borrowed an additional $19.9 million under the Revolving Credit Facility and pledged the Florida Hotel Portfolio as additional collateral under the Revolving Credit Facility. The outstanding balance of the Revolving Credit Facility was $34.1 million as of both December 31, 2014 and 2013 and the remaining amount available under the Revolving Credit Facility was $10.9 million as of both December 31, 2014 and 2013.

Promissory Note

On July 29, 2013, LVP REIT Hotels entered into the Promissory Note with Barclays for approximately $15.7 million. The Promissory Note has a term of five years with a maturity date of August 6, 2018, bears interest at 4.94%, and requires monthly principal and interest payments of approximately $91 through its stated maturity.

The Promissory Note is cross-collateralized by three hotel properties consisting of the Holiday Inn Express - Auburn and the Arkansas Hotel Portfolio and guaranteed by Lightstone REIT.

Courtyard Parsippany Loan

On August 6, 2013, LVP REIT Hotels entered into an $8.0 million loan (the “Courtyard Parsippany Loan”). The Courtyard Parsippany Loan has a term of five years with a maturity date of August 1, 2018, bears interest at Libor plus 3.50% and requires monthly principal and interest through its stated maturity. The Courtyard Parsippany Loan is collateralized by the Courtyard - Parsippany.

Courtyard Baton Rouge Loan

In connection with the acquisition of the Courtyard - Baton Rouge on May 16, 2013, a $6.5 million mortgage due May 2017 with an interest rate of 5.56% was assumed. The Courtyard Baton Rouge Loan is collateralized by the Courtyard - Baton Rouge.

Residence Inn Baton Rouge Loan

In November, 2013, LVP REIT Hotels entered into a $6.0 million loan (the “Residence Inn Baton Rouge Loan”). The Courtyard Residence Inn Baton Rouge Loan has a term of five years with a maturity date of November, 2018, bears interest at 5.36% and requires monthly principal and interest through its stated maturity. The Residence Inn Baton Rouge Loan is collateralized by the Residence Inn Baton Rouge.

Principal Maturities

The following table, based on the initial terms of the mortgages, sets forth their aggregate estimated contractual principal maturities, including balloon payments due at maturity, as of December 31, 2014:

	2015	2016	2017	2018	Thereafter	Total

Principal maturities	$720	$34,832	$6,572	$25,032	$-	$67,156

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Debt Compliance

Pursuant to LVP REIT Hotels’ Mortgages Payable, approximately $3.1 million and $4.3 million was held in restricted escrow accounts as of December 31, 2014 and 2013, respectively. Such escrows are subject to release in accordance with the applicable debt agreement for the payment of real estate taxes, insurance and capital improvements, as required. Our debt agreements also contain clauses providing for prepayment penalties and require the maintenance of certain ratios, including debt service coverage. LVP REIT Hotels are currently in compliance with respect to all of its financial covenants. The guarantee agreement between Lightstone REIT, LVP REIT Hotels and Barclays requires Lightstone REIT to maintain certain financial covenants. Lightstone REIT was in compliance with its financial covenants as of December 31, 2014.

6.	Related Party Transactions

LVP REIT Hotels has agreements with the advisor of Lightstone REIT to pay certain fees in exchange for services performed by this entity and other affiliated entities.

The Company, pursuant to the related party arrangements, has recorded the following amounts for the periods indicated:

	For the Years Ended December 31,
	2014	2013
Acquisition fees (general and administrative costs)	$-	$1,935
Asset management fees (general and administrative costs)	49	-
Total	$49	$1,935

7.	Commitments and Contingencies

Legal Proceedings

From time to time in the ordinary course of business, LVP REIT Hotels may become subject to legal proceedings, claims or disputes.

As of the date hereof, LVP REIT Hotels is not a party to any material pending legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on its results of operations or financial condition, which would require accrual or disclosure of the contingency and possible range of loss. Additionally, LVP REIT Hotels has not recorded any loss contingencies related to legal proceedings in which the potential loss is deemed to be remote.

Management Agreements

LVP REIT Hotels are operated and managed by management companies pursuant to management agreements. The management companies perform management functions including, but not limited to, hiring and supervising employees, establishing room prices, establishing administrative policies and procedures, managing expenditures and arranging and supervising public relations and advertising.   The management agreements are for terms ranging from 1 year to 5 years, with automatic renewals, however, the agreements can be cancelled for any reason by LVP REIT Hotels after giving sixty day notice after the one year anniversary of the commencement of the agreements.

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The management agreements provide for the payment of a base management fee equal to 3% - 3.5% of gross revenues, as defined, and an incentive management fee based on the operating results of the hotel, as defined.   Approximately $1.3 million and $1.0 million in management fees (which is included in property expenses in the combined statements of operations) were paid to the management companies for the years ended December 31, 2014 and 2013, respectively. Additionally, the management agreement generally requires that 4% of gross revenues be funded into a furniture, fixtures and equipment escrow (the “FFE Reserve”). The FFE Reserve is generally available to fund certain capital improvements and expenses. The balance of the FFE Reserve is included in restricted escrows in the accompanying combined balance sheet.

All of the management companies are unrelated parties except those that manage the Baton Rouge Hotel Portfolio and Fairfield Inn – Jonesboro which are also the minority owners of the Baton Rouge Hotel Portfolio and Fairfield Inn – Jonesboro. Approximately $288 and $165 in management fees (these amounts are included in the total management fees disclosed above) were paid to these management company for the years ended December 31, 2014 and 2013, respectively.

Franchise agreements

LVP REIT Hotels has entered into franchise agreements with Marriott International, Inc., Holiday Hospitality Franchising, LLC, Starwood Hotels Group and Hampton Inns Franchise LLC in order to operate the hotel properties under the Courtyard by Marriot, Fairfield inn & Suites by Marriot, SpringHill Suites by Marriot, Holiday Inn Express, Residence Inn by Marriot, Aloft Hotels, Hampton Inn and Hampton Inn & Suites brand names. The franchise agreements provide for the payment of a fee equal to 4.5% to 6% of gross room sales, as defined, and a marketing fund charge from 1.5% to 3.5% of gross room sales. Approximately $1.7 million and $1.2 million in franchise fees (which is included in property expenses in the combined statements of operations) were paid in connection with the franchise agreements for the years ended December 31, 2014 and 2013, respectively.

The franchise agreements are for terms ranging from 15 years to 20 years, expiring between 2029 and 2034.

8.	Subsequent Events

On January 19, 2015, the Board of Directors of Lightstone REIT provided approval for Lightstone REIT to form a joint venture (the “Joint Venture”) with Lightstone Value Plus Real Estate Investment Trust II, Inc. (“Lightstone REIT II”), a real estate investment trust also sponsored by the Lightstone REIT’s Sponsor and for the Joint Venture to acquire Lightstone REIT membership interest in 11 limited service hotels (including LVP REIT Hotels) for approximately $122.4 million, plus closing and other third party transaction costs, contingent upon lender approval.  As of December 31, 2014, the 11 limited service hotels were encumbered by approximately $67.2 million in debt. The amount of consideration that LVP REIT Hotels will receive for its contribution was determined based on independent third-party appraisals as of September 30, 2014.

On January 29, 2015 Lightstone REIT, through its operating partnership, entered into an agreement to form the Joint Venture with Lightstone REIT II whereby Lightstone REIT and Lightstone REIT II have 2.5% and 97.5% membership interests in the Joint Venture, respectively. Lightstone REIT II is the managing member. Each member may receive distributions and make future capital contributions based upon its respective ownership percentage, as required.

On January 29, 2015, Lightstone REIT through a wholly owned subsidiary of Lightstone Value Plus REIT LP, completed the disposition of its memberships interests in a portfolio of five limited service hotels (the “Hotel Portfolio”) for approximately $64.6 million, excluding transaction costs, or approximately $30.5 million, net of $34.1 million of debt which was repaid as part of the transaction, pursuant to five separate contribution agreements entered into with Lightstone II through the Joint Venture. The Hotel Portfolio represents five of the 11 limited service hotels to be acquired by the Joint Venture previously approved by the Board of Directors. The limited service hotels included in the Hotel Portfolio are as follows:

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•	Courtyard - Willoughby
•	Fairfield Inn - Des Moines
•	SpringHill Suites - Des Moines
•	Hampton Inn - Miami
•	Hampton Inn & Suites - Fort Lauderdale

The Revolving Credit Facility was paid off upon completion of the disposition of the Hotel Portfolio.

On February 11, 2015, Lightstone REIT, through a wholly owned subsidiary of its operating partnership, completed the disposition of its membership interest in the Courtyard – Parsippany and its 90% membership interest in the Residence Inn - Baton Rouge for approximately $23.4 million, excluding transaction costs, or approximately $12.2 million, net of $11.2 million of debt which was assumed by the subsidiaries of the Joint Venture as part of the transaction, pursuant to two separate contribution agreements, each dated as of February 11, 2015, entered into with Lightstone II through the Joint Venture.

The two transactions completed on January 29, 2015 and February 11, 2015 described above represent 7 of the 11 limited service hotels to be disposed of by LVP REIT Hotels previously approved by the Board of Directors.

As of April 16, 2015, LVP REIT is awaiting approval from the holders of the Promissory Note and the Courtyard Baton Rouge Loan for the Joint Venture to assume the Promissory Note and the Courtyard Baton Rouge Loan to complete the sale of the final 4 of the 11 limited service hotels (Holiday Inn Express – Auburn, the Arkansas Hotel Portfolio and the Courtyard - Baton Rouge) to be disposed of by LVP REIT Hotels previously approved by the Board of Directors.

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LIGHTSTONE VALUE PLUS REAL ESTATE TRUST II, INC. AND SUBSIDIARES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On January 19, 2015, the board of directors (the “Board of Directors”) of Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) provided approval for the Company to form a joint venture (the “Joint Venture”) with Lightstone Value Plus Real Estate Investment Trust, Inc. (“Lightstone I”), a real estate investment trust also sponsored by the Company’s sponsor, The Lightstone Group, and for the Joint Venture to acquire Lightstone I’s membership interest in 11 limited service hotels (the “LVP REIT Hotels”) for approximately $122.4 million, plus closing and other third party transaction costs, contingent upon lender approval. As of December 31, 2014, the 11 limited service hotels were encumbered by approximately $67.2 million in debt. The purchase price was determined based on independent third-party appraisals.

On January 29, 2015 the Company through its operating partnership, entered into an agreement to form the Joint Venture with Lightstone I whereby the Company and Lightstone I have 97.5% and 2.5% membership interests in the Joint Venture, respectively. The Company is the managing member. Each member may receive distributions and make future capital contributions based upon its respective ownership percentage, as required.

On January 29, 2015, the Company, through the Joint Venture, and Lightstone I, through a wholly owned subsidiary of Lightstone Value Plus REIT LP, entered into five separate contribution agreements pursuant to which the Joint Venture agreed to acquire Lightstone I’s membership interest in a portfolio of five limited service hotels (the “Hotel Portfolio”) for approximately $64.6 million, excluding transaction costs. The Hotel Portfolio represents five of the 11 limited service hotels to be acquired previously approved by the Board of Directors. The limited service hotels included in the Hotel Portfolio are as follows:

•	a 90-room limited service hotel which operates as a Courtyard by Marriott located in Willoughby, Ohio
•	a 102-room limited service hotel which operates as a Fairfield Inn & Suites by Marriott located in West Des Moines, Iowa
•	a 97-suite limited service hotel which operates as a SpringHill Suites by Marriott located in West Des Moines, Iowa
•	a 126-room limited service hotel which operates as a Hampton Inn located in Miami, Florida
•	a 104-room limited service hotel which operates as a Hampton Inn & Suites located in Fort Lauderdale, Florida

On January 29, 2015, the Company, through two wholly owned subsidiaries, entered into a $60.0 million Revolving Credit Facility with GE Capital Markets, Inc. (“GE Capital”). The Revolving Credit Facility bears interest at Libor plus 4.95% (5.20% as of January 29, 2015) and provides a line of credit over the next three years, with two, one-year options to extend solely at the discretion of GE Capital. The Revolving Credit Facility may be accelerated upon the occurrence of customary events of default. Interest is payable monthly and the entire unpaid principal balance is due upon expiration of the Revolving Credit Facility. Under the terms of the Revolving Credit Facility, the Company may designate properties as collateral that allow the Company to borrow up to a 65.0% loan-to-value ratio of the properties. On January 29, 2015, the Company received the initial loan of $35.0 million under the Revolving Credit Facility which is secured by the Hotel Portfolio plus two other hotels owned by the Company through a wholly owned subsidiary and $25.0 million remained available under the Revolving Credit Facility.

On February 11, 2015, the Company, through the Joint Venture, completed the acquisition of a 100% membership interest in Courtyard-Parsippany and the acquisition of a 90% membership interest in the Residence Inn - Baton Rouge. In connection with the acquisition of the Courtyard – Parsippany and the Residence Inn - Baton Rouge, the Joint Venture, through subsidiaries, assumed approximately $11.2 million of debt and paid approximately $12.2 million from cash contributed by the Joint Venture members based upon their respective ownership percentages (the Company $11.9 million and Lightstone I $0.3 million.) The Company’s contribution was funded with offering proceeds from the sale of the Company’s common stock. The Company’s advisor has elected to waive the acquisition fee associated with this transaction and did not receive any fees associated with this transaction.

The $7.8 million loan assumed related to Courtyard-Parsippany is secured by the hotel, has maturity date of August 1, 2018, bears interest at Libor plus 3.50% and requires monthly principal and interest payments through its stated maturity. The $3.8 million loan assumed related to Residence Inn - Baton Rouge is secured by the hotel, has a maturity date of November 2018, bears interest at 5.36% and requires monthly principal and interest payments through its stated maturity.

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The Courtyard – Parsippany and the Residence Inn - Baton Rouge represent 2 of the 11 limited service hotels that the Company’s board of directors previously approved to be acquired by the Joint Venture, as of the date of this report, the Company, through the Joint Venture, has acquired membership interests in 7 of the 11 limited service hotels previously approved for acquisition and is awaiting approval from the holders of debt collateralized by the final 4 of the 11 limited service hotels (Holiday Inn Express – Auburn, the Arkansas Hotel Portfolio and the Courtyard - Baton Rouge) for the Joint Venture to assume this debt to complete the sale of the final 4 of the 11 limited service hotels (Holiday Inn Express – Auburn, the Arkansas Hotel Portfolio and the Courtyard - Baton Rouge).

The aggregate purchase price for the LVP REIT Hotels, including approximately $0.3 million of direct expenses paid in connection with the purchase of the LVP REIT Hotels including legal, accounting and other professional fees, was approximately $124.4 million.

The acquisition of the LVP REIT Hotels was accounted for under the purchase method of accounting with the Company treated as the acquiring entity. Accordingly, the consideration paid by the Company to complete the acquisition of the LVP REIT Hotels has been allocated to the assets acquired based upon their preliminary fair values as of the date of the acquisition. Approximately $21.5 million was allocated to land, $87.0 million was allocated to building and improvements, and $15.9 million was allocated to furniture and fixtures and other assets.

The pro forma allocation of the LVP REIT Hotels value is based upon certain preliminary valuations and other analyses that have not been completed as of the date of this filing. Any changes in the estimated preliminary fair values of the net assets recorded for this transaction prior to the finalization of more detailed analyses will change the allocation of the LVP REIT Hotels value. As such, the pro forma allocations for this transaction are preliminary estimates, which are subject to change within the measurement period.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2014 is based on the Company’s historical consolidated balance as of December 31, 2014 and reflects the acquisition of the LVP REIT Hotels as if it had occurred on December 31, 2014.  The unaudited pro forma condensed consolidated statements of operations for year ended December 31, 2014 is presented as if the Company’s acquisition of the Philadelphia Airport Hotels and LVP REIT Hotels had been completed as of January 1, 2014.

The pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the historical financial statements and notes thereto as filed in our Annual Report on Form 10-K for the year ended December 31, 2014, the financial information and notes thereto of the Philadelphia Airport Hotels filed in our Current Report on Form 8-K/A  filed with the United States Securities and Exchange Commission (the “SEC”) on March 3, 2015 and the financial information and notes thereto of the LVP REIT Hotels included elsewhere herein. The pro forma condensed consolidated balance sheet and statements of operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on January 1, 2014, nor does it purport to represent our future operations.  In addition, the unaudited condensed consolidated pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma condensed consolidated financial statements, which we believe are reasonable under the circumstances.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of December 31, 2014

(Amounts in thousands)

	Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiaries	LVP REIT Hotels	Pro Forma Adjustments		Pro Forma
ASSETS
Net investment property	$114,679	$105,610	(105,610	)(a)
			124,400	(b)	239,079
Investments in unconsolidated affiliated entities	3,504	-	-		3,504
Cash and cash equivalents	67,502	9,796	(9,796	)(a)
			(64,127	)(b)	3,375
Marketable securities, available for sale	18,180	-	-		18,180
Restricted escrows and deposits	988	3,071	(3,071	)(a)	988
Prepaid expenses and other assets	2,840	2,636	(2,636	)(a)	2,840

Total assets	$207,693	$121,113	$(60,840)		$267,966

LIABILITIES AND STOCKHOLDERS'/MEMBERS' EQUITY/(DEFICIT)

Accounts payable and other accrued expenses	$2,868	$2,979	$ (2,979	)(a)	$2,868
Margin loan	5,815	-			5,815
Mortgages payable	23,761	67,156	(67,156	)(a)	23,761
Due to Sponsor	199		57,755	(b)	57,954
Distributions payable	3,028	-			3,028

Total liabilities	35,671	70,135	(12,380)		93,426

Total Company's stockholders'/members' equity/(deficit)	153,184	50,365	(50,365	)(a)
			300	(b)	153,484
Noncontrolling interests	18,838	613	(613	)(a)
			574	(b)
			1,644	(b)	21,056

Total stockholders'/members' equity/(deficit)	172,022	50,978	(48,460)		174,540

Total liabilities and members' equity/(deficit)	$207,693	$121,113	$(60,840)		$267,966

The accompanying notes are an integral part of these unaudited consolidated financial statements.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(Amounts in thousands, except per share data)

	Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiaries	Pro Forma Adjustments of Prior Acquisition (Philadelphia Airport Hotels) (c)	LVP REIT HOTELS	Pro Forma Adjustments		Pro Forma

Total revenues	$23,566	$8,915	$36,208	$-		$68,689

Expenses:
Property operating expenses	14,692	4,852	23,080	-		42,624
Real estate taxes	857	491	1,602	-		2,950
General and administrative costs	2,903	2,648	391	(55	)(e)	5,887
Impairment on long-lived assets	-	10,406	4,456	-		14,862
Depreciation and amortization	3,446	634	4,213	291	(d)	8,584
Total operating expenses	21,898	19,031	33,742	236		74,907
Operating income/(loss)	1,668	(10,116)	2,466	(236)		(6,218)
Interest and dividend income	1,443	-	-	-		1,443
Bargain purchase gain	2,790	-	-	-		2,790
Loss from investments in unconsolidated affiliated entities	(111)	-	-	-		(111)
Interest expense	(1,325)	-	(3,915)	1,000	(f)	(4,240)
Other expense, net	75	-	42	-		117
Net income	4,540	(10,116)	(1,407)	764		(6,219)
Less: net (income)/loss attributable to noncontrolling interest	(68)	-	428	(19)		341
Net income/(loss) applicable to Company's common shares	$4,472	$(10,116)	$(979)	$745		$(5,878)

Net income per Company's common shares, basic and diluted	$0.35					$(0.55)

Weighted average number of common shares outstanding, basic and diluted	12,608					10,629

The accompanying notes are an integral part of these unaudited consolidated financial statements.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (Dollars in thousands unless otherwise indicated)

1.	Basis of Pro Forma Presentation

The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the SEC.

 The unaudited pro forma condensed consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”), the Philadelphia Airport Hotels (acquired December 17, 2014) and the LVP REIT Hotels have been prepared based on the historical balance sheets of the Company and the LVP REIT Hotels as of December 31, 2014, the historical consolidated statements of operations for the Company, the Philadelphia Airport Hotels (acquired December 17, 2014) and the LVP REIT Hotels for the year ended December 31, 2014. Certain reclassifications have been made to the historical balances and operating results of the Philadelphia Airport Hotels and LVP REIT Hotels to conform to the Company’s presentation.

The Company and the LVP REIT Hotels employ accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management's opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of the Company and the LVP REIT Hotels have been made.

The acquisition of the LVP REIT Hotels has been accounted for under the purchase method of accounting with the Company treated as the acquiring entity. Accordingly, the value of the LVP REIT Hotels has been allocated to the assets acquired based upon their estimated preliminary fair values as of the date of the acquisition and has resulted in allocations of approximately $21.5 million, $87.0 million and $15.9 million to land, building and improvements and furniture and fixtures, respectively.

The pro forma allocation of the LVP REIT Hotels value is based upon certain preliminary valuations and other analyses that have not been completed as of the date of this filing. Any changes in the estimated preliminary fair values of the net assets recorded for this transaction prior to the finalization of more detailed analyses will change the allocation of the LVP REIT Hotels value. As such, the pro forma allocations for this transaction are preliminary estimates, which are subject to change within the measurement period.

The ongoing activity presented in these pro forma condensed consolidated financial statements represents the Company’s assets, liabilities, revenues and expenses that include ownership of the LVP REIT Hotels. This pro forma financial information is presented for illustrative purposes only, and is not necessarily  indicative of the consolidated operating results and consolidated financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor are they necessarily indicative of the operating results and financial position that may occur in the future.

2.	Pro Forma Assumptions

Pro forma adjustments:

The accompanying unaudited pro forma financial statements have been prepared as if the acquisition was completed on December 31, 2014 for balance sheet purposes and January 1, 2014 for statements of operations purposes and reflect the following pro forma adjustments:

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a)	To reflect the elimination of the historical balance sheet of the LVP REIT Hotels as of December 31, 2014 as follows:

	Debit	Credit
Net investment property		105,610
Cash and cash equivalents		9,796
Restricted escrows and deposits		3,071
Prepaid expenses and other assets		2,636
Accounts payable and other accrued expenses	2,979
Mortgages payable	67,156
Total Company's stockholders'/members' equity	50,365
Noncontrolling interests	613

	$121,113	$121,113

b)	Reflects the purchase of the LVP REIT Hotels, as if it occurred on December 31, 2014. The adjustment includes (i) recording the properties at their preliminary fair value and (ii) $0.3 million of direct expenses paid in connection with the purchase of the LVP REIT Hotels including legal, accounting and other professional fees; as follows:

	Debit	Credit
Net investment property	$124,400	$-
Mortgages payable	-	57,755
Cash	-	64,127
Noncontrolling interests (Minority Owners)		574
Noncontrolling interests (Joint Venture)	-	1,644
Total Company's stockholders'/members' equity	-	300

	$124,400	$124,400

c)	Reflects pro forma adjustments for the acquisition of Philadelphia Airport Hotels on December 17, 2014 as if this acquisition had occurred on January 1, 2014. This column represents the historical Philadelphia Airport Hotels results for the period from January 1, 2014 through December 17, 2014 (the Company’s purchase date) and pro forma adjustments as reflected in the Company’s Form 8-K/A filed March 3, 2015 with the Securities and Exchange Commission.

d)	Pro forma adjustment to depreciation to reflect the Company’s acquisition of the LVP REIT Hotels as if it occurred on January 1, 2014. The adjustment for the year ended December 31, 2014 represents a increase in depreciation of $0.3 million resulting from the Company’s basis in the estimated fair value of the assets of the LVP REIT Hotels based on the preliminary allocation of the consideration paid, offset by the elimination of historical depreciation of $4.2 million. Useful lives of 39 years for building depreciation and 7 years for FF&E were used in calculating the depreciation amounts.

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e)	Pro forma adjustment to asset management fees to reflect the Company’s acquisition of the LVP REIT Hotels as if it occurred January 1, 2014. The Company’s advisor receives an annual asset management fee of 0.95% of average invested assets. The pro forma adjustment to account for the decrease in the asset management fee to reflect the acquisition as of January 1, 2014 totaled approximately $0.1 million for the year ended December 31, 2014.

f)	Pro forma adjustment to interest expense to reflect the Company’s acquisition of the LVP REIT Hotels and the difference in the amount of debt outstanding as if it occurred January 1, 2014. The adjustment for the year ended December 31, 2014 represents a decrease of interest expense of $1.0 million offset by the elimination of historical interest expense of $3.9 million.

3.	Unaudited Pro Forma Earnings Per Share Data

The Company had no potentially dilutive securities outstanding during the periods presented. Accordingly, pro forma earnings per share is calculated by dividing net income attributable to the Company’s common shareholders by the weighted-average number of shares of common stock outstanding during the applicable period.

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